November 13, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	GREEN ENVIROTECH HOLDINGS CORP.
File No. 000-54395

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 13, 2015 of GREEN ENVIROTECH HOLDINGS CORP. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP